UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 1, 2013

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

8905 Towne Centre Drive, Suite 108 San Diego, California	92122 (Zip Code)
Registrant's telephone number, including area code: (858) 677-0900
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)           Retail Opportunity Investments Corp.'s (the "Company") Annual Meeting of Stockholders (the "Annual Meeting") was held on May 1, 2013 at which 56,569,382 shares of the Company's common stock were represented in person or by proxy representing approximately 91.64% of the issued and outstanding shares of the Company's common stock entitled to vote.

 (b)           At the Annual Meeting, the Company's stockholders (i) elected the eight directors named below to serve until the Company's 2013 Annual Meeting of Stockholders; (ii) ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013; and (iii) approved, on an advisory basis, the compensation of the Company's named executive officers.  The proposals are described in detail in the Company's 2013 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

 (i)           The voting results with respect to the election of each director were as follows:

	For	Withheld	Broker Non-Votes
Richard A. Baker	46,143,976	977,203	9,448,203
Michael J. Indiveri	45,622,388	1,498,791	9,448,203
Edward H. Meyer	37,089,699	10,031,480	9,448,203
Lee S. Neibart	40,031,591	7,089,588	9,448,203
Charles J. Persico	45,618,881	1,502,298	9,448,203
Laura H. Pomerantz	37,019,138	10,102,041	9,448,203
Stuart A. Tanz	45,227,180	1,893,999	9,448,203
Eric S. Zorn	46,303,731	817,448	9,448,203

(ii)           The voting results with respect to the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
55,135,376	735,822	698,184	0
(iii)           The voting results with respect to the approval, on an advisory basis, of the compensation of the Company's named executive officers were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
31,538,329	14,861,211	721,629	9,448,203

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL OPPORTUNITY INVESTMENTS CORP.

Dated: May 7, 2013	By:	/s/ Michael B. Haines
Michael B. Haines Chief Financial Officer